UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2011

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Novavax, Inc. (the “Company”), held its Annual Meeting of Stockholders on June 15, 2011 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected Rajiv Modi, Ph.D. as a Class I director to serve on the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Stockholders. The results of the stockholders’ votes with respect to the election of this director were as follows:

	For	Withheld	Broker Non-Votes
Rajiv Modi	53,694,594	993,775	35,346,541

The Company’s stockholders voted to ratify the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011. The results of the stockholders’ votes with respect to this proposal were as follows:

	For	Against	Abstain
Ratification of Independent Auditor	89,168,781	618,360	247,769

In addition, the Company’s stockholders also voted to increase by 3,000,000 shares the amount of shares that it may offer under the Company’s 2005 Stock Incentive Plan. The results of the stockholders’ votes with respect to this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Vote to increase the number of shares under the 2005 Stock Incentive Plan by 3,000,000	50,944,114	3,550,222	3,550,222	35,346,541

Finally, the Company’s stockholders provided two advisory votes.  Specifically the stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers in 2010, and further voted, on an advisory basis, as to the frequency with which the Company should seek approval of the stockholders for compensation paid to such Named Executive Officers. The results of these votes were as follows:

	For	Against	Abstain	Broker Non-Votes
Vote to approve the 2010 compensation of Named Executive Officers	52,633,424	1,735,695	319,250	35,346,541

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
Frequency of vote to approve compensation of Named Executive Officers	26,003,567	2,953,327	25,565,556	165,919	35,346,541

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc. (Registrant)

June 21, 2011	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary